Exhibit 10.10

AMENDMENT TO THE

RETIREMENT PLAN FOR EMPLOYEES OF

ALLIANCE CAPITAL MANAGEMENT L.P.

The following Amendment is made to the Retirement Plan for Employees of Alliance Capital Management L.P. (the “Plan”).

WHEREAS, Alliance desires to amend the Plan to eliminate the one-year durational requirement that an individual must satisfy to qualify as surviving spouse or domestic partner under the Plan; and

WHEREAS, to comply with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 pertaining to mandatory rollovers of involuntarily cashed-out small benefit amounts to an IRA, Alliance Capital Management L.P. (“Alliance”) desires to amend the Plan to reduce the involuntary cash-out threshold under the Plan from $5,000 to $1,000, obviating the need to administer automatic IRA rollovers; and

WHEREAS, Alliance desires to amend the Plan to adopt the IRS-prescribed model amendment published in Revenue Procedure 2002-29, reflecting the minimum required distribution requirements under Section 401(a)(9) of the Internal Revenue Code and the final regulations thereunder; and

WHEREAS, pursuant to Section 13.01 of the Plan, Alliance has the authority to amend the Plan by action of the Board of Directors of the General Partner of Alliance or its duly designated delegate;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates specified below:

1.                                       Effective as of January 1, 2006, with respect to all Plan Participants, active or terminated, who have a benefit interest under the Plan as of January 1, 2006, the Plan is amended to eliminate the one-year durational requirement that an individual must satisfy to qualify as surviving spouse or surviving domestic partner of a Participant under the Plan, as follows:

(a)          Section 1.18.1 (definition of Domestic Partner) is amended to strike the phrase “during the entire one (1) year period ending on the Participant’s date of death” from the end of the first sentence thereof.

(b)         Section 1.48 (definition of Spouse) is amended to strike the phrase “during the entire one (1) year period ending on the Participant’s date of death” from the end of the first sentence of subparagraph (a) thereof.

2.                                       Effective as of March 28, 2005, Subsection 3.03(a) is amended by adding the following new language at the end thereof:

“Effective as of March 28, 2005, single-sum payments pursuant to sub-paragraph 3.03(a)(2)(A) will be made without the Participant’s consent if the amount of the distribution is $1,000 or less and will be made only with the Participant’s consent if the amount exceeds $1,000 but is not in excess of $5,000.”

3.                                       Effective as of January 1, 2003, the Plan is amended as follows to reflect the final IRS regulations under Section 401(a)(9) of the Internal Revenue Code:

(a)          A new Section 6.05(h) is added to the Plan to read as follows:

“(h)  Notwithstanding any provision of this Plan to the contrary, the provisions of this Section 6.05 shall be construed in a manner that complies with Section 401(a)(9) of the Code and the final Treasury Regulations thereunder, as reflected in Appendix A to the Plan.”

(b)         A new Appendix A is added to the end of the Plan to read as follows:

“APPENDIX A”

REQUIRED MINIMUM DISTRIBUTION RULES

Section 1. General Rules

1.1. Effective Date. The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2. Scope. This Appendix A describes the required distribution rules for Participants who have reached their Required Beginning Date, as those terms are defined in the Plan, as well as the incidental death benefit requirements. The terms of this Appendix A shall apply solely to the extent required under Code Section 401(a)(9) and shall be null and void to the extent that they are not required under Section 401(a)(9) of the Code. This Appendix A is not intended to defer the timing of a distribution beyond the date otherwise required under the Plan or to create any benefits (including but not limited to death benefits) or distribution forms that are not otherwise offered under the Plan. Any capitalized terms not otherwise defined in this Appendix A have the meaning given those terms in the Plan.

1.3. Precedence. The requirements of this Appendix A will take precedence over any inconsistent provisions of the plan.

1.4. Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix A will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Internal Revenue Code.

1.5. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix A, other than section 1.4, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and any provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving Spouse were the Participant.

For purposes of this section 2.2 and section 5, distributions are considered to begin on the Participant’s Required Beginning Date (or, if section 2.2(d) applies, the date distributions are required to begin to the surviving Spouse under section 2.2(a)). If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3. Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with sections 3, 4 and 5 of this Appendix A. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations. Any part of the Participant’s interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury Regulations that apply to individual accounts.

Section 3. Determination of Amount to be Distributed Each Year.

3.1. General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the plan, payments under the annuity will satisfy the following requirements:

(a) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in section 4 or 5;

(c) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d) payments will either be nonincreasing or increase only as follows:

(1) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(2) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in section 4 dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p);

(3) to provide cash refunds of employee contributions upon the Participant’s death; or

(4) to pay increased benefits that result from a plan amendment.

3.2. Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under section 2.2(a) or (b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

3.3. Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

Section 4. Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

4.1. Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury Regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

4.2. Period Certain Annuities. Unless the Participant’s Spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s Spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this section 4.2, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and

Spouse’s birthdays in the calendar year that contains the annuity starting date.

Section 5. Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

5.1. Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in section 2.2(a) or (b), over the life of the designated beneficiary or over a period certain not exceeding:

(a) unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(b) if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

5.2. No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

5.3. Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this section 5 will apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to section 2.2(a).

Section 6. Definitions.

6.1. Designated beneficiary. The individual who is designated as the Beneficiary under section 1.09 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

6.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 2.2.

6.3  Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

6.4. Required Beginning Date. The date specified in section 1.43 of the Plan.”